UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 10, 2016
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters of a Vote of Security Holders
The annual meeting of the shareholders of the Company was held on October 10, 2016, at which:
(1) The following nominees were elected to the company’s Board of Directors by the following votes:

	Dorothy A. Terrell	Lisa A. Kro	David O. Ulrich	Michael A. Volkema
For	49,882,488	50,513,749	49,986,035	49,653,292
Withheld	813,001	181,740	709,454	1,042,197
Broker non-votes	3,858,932	3,858,932	3,858,932	3,858,932

Dorothy A. Terrell shall serve a one-year term, while Lisa A. Kro, David O. Ulrich, and Michael A. Volkema shall each serve three-year terms.

The following individuals continued their service as Directors of the company: Mary Vermeer Andringa, David A. Brandon, Brenda Freeman, Douglas D. French, J. Barry Griswell, John R. Hoke III, Heidi J. Manheimer, and Brian C. Walker.

(2) Ernst & Young LLP was approved as the company’s independent auditors for the fiscal year ending June 3, 2017, by the following votes:

Ratification of Independent Auditors
For	53,958,873
Against	548,704
Abstain	46,844
Broker non-votes	n/a

(3) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

Approve, On an Advisory Basis, Executive Compensation
For	49,124,865
Against	1,040,806
Abstain	529,818
Broker non-votes	3,858,932

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 13, 2016	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)